Exhibit 24

POWER OF ATTORNEY


	Know by all these presents that the undersigned does hereby make, constitute and appoint each of Tyler B. Dempsey and Timothy J. Murphy, or any one of them, as a true and lawful attorney-in-fact of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Repay
Holdings Corporation (the "Company") (i) pursuant to Section 16(a) of the
Securities Exchange Act of 1934, as amended, including, without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and
(ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of the
Company, unless earlier revoked in writing. The undersigned acknowledges that
Tyler B. Dempsey and Timothy J. Murphy are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934, as amended.


                                         By:/s/Emnet Rios
                                         Name:  Emnet Rios

                                         Date:  December 20, 2021